UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       January 31, 2018

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Suite 200, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement

Sale of Company’s Corporate Headquarters

On January 31, 2018, EnSync, Inc. (the “Company”) completed the sale of its headquarters facility located in Menomonee Falls, Wisconsin (the “Prior Headquarters”) pursuant to the terms of an Offer to Purchase, dated October 12, 2017 (the “Sale Agreement”) with CSJM LLC, an unaffiliated third party (the “Buyer”). The sale price of the Prior Headquarters was approximately $2.3 million and, after certain customary closing payments and adjustments and repayment of approximately $435,000 of remaining mortgage indebtedness, the Company received net proceeds of approximately $1.7 million. The Company will use the proceeds from the sale of the Prior Headquarters for general corporate and working capital purposes.

The foregoing description of the material terms of the Sale Agreement contained in this Current Report on Form 8-K does not purport to be a complete description of the Sale Agreement and is qualified in its entirety by reference to the full text of the Sale Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Lease for New Corporate Headquarters

On December 15, 2017, a Lease (the “Lease”) with 13901 Leasing Company, LLP (the “Landlord”) for the leasing of approximately 42,600 rentable square feet of corporate headquarters space located at N88 W13901 Main Street, Suite 200, Menomonee Falls, Wisconsin (the “New Headquarters”) commenced. Under the Lease, the Company will lease the New Headquarters from the Landlord for an initial term of approximately seven years, with a one-time option held by the Company to extend the term of the Lease for an additional five years. Under the Lease, the Company will pay to the Landlord base annual rent in the first year of approximately $166,000, with payments under the Lease increasing by approximately $2,500 per year each year thereafter.

The foregoing description of the material terms of the Lease contained in this Current Report on Form 8-K does not purport to be a complete description of the Lease and is qualified in its entirety by reference to the full text of the Lease, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The description set forth Item 1.01 – Entry into Material Definitive Agreement under the heading “Sale of Company’s Corporate Headquarters” is incorporated by reference into this Item 2.01 – Completion of Acquisition or Disposition of Assets.

2

Item 9.01.	Financial Statements and Exhibits.

Exhibits

The exhibits required to be furnished as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Lease, dated November 17, 2017, by and between 13901 Leasing Company, LLP and EnSync, Inc.

2.1	Offer to Purchase, dated October 12, 2017, between EnSync, Inc. and CSJM LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: February 6, 2018	By:	/s/ Bradley L. Hansen
Name: Bradley L. Hansen
Title: Chief Executive Officer